UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas  78730
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (512) 427-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01  Regulation FD Disclosure.

          Registrant is furnishing its press release dated December 4, 2006, which announces that it has increased its senior credit facility borrowing base from $50 million to $110 million.  The text of that press release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

          Effective November 27, 2006, Brigham’s borrowing base was reset from $50 million to $110 million in conjunction with its regularly scheduled semi-annual borrowing base redetermination.  In April 2006, Brigham’s borrowing base had been reset from $90 million to $50 million in connection with the sale of its 9 5/8% senior notes due 2014.

          The senior credit agreement contains customary restrictions and covenants. Pursuant to the senior credit agreement, Brigham is required to maintain a current ratio of at least 1 to 1 and an interest coverage ratio (as those ratios are defined in the senior credit agreement) for the four most recent quarters of at least 3 to 1.

Item 9.01  Financial Statements and Exhibits.

           (d)     Exhibit 99.1       Press release dated December 4, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: December 4, 2006

	By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit

99.1*	Press Release dated December 4, 2006